As filed with the Securities and Exchange Commission on May 1, 2015
Registration No. 333-132844

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204
(Address of Principal Executive Offices)	(Zip Code)

Fidelity National Information Services, Inc. 401(k) Profit Sharing Plan
(Full Title of the Plan)

Marc M. Mayo
Senior Vice President and Deputy General Counsel
601 Riverside Avenue
Jacksonville, Florida 32204
(Name and Address of Agent For Service)

(904) 854-8100
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TABLE OF CONTENTS

EXPLANATORY NOTE	1
SIGNATURES	3

EXPLANATORY NOTE
Deregistration of Shares under Employee Benefit Plan
Fidelity National Information Services, Inc. (the “Registrant”) is filing this post-effective amendment to deregister all shares of its common stock, par value $0.01 per share (the “Common Stock”), and plan interests that remain unsold as of the date this post-effective amendment is filed. On March 30, 2006, under a Registration Statement on Form S-8, File No. 333-132844, the Registrant registered the Common Stock and interests in connection with the Fidelity National Information Services, Inc. 401(k) Profit Sharing Plan (the “FIS Plan”). Subsequently, at the end of 2011, the Registrant terminated the offering of its Common Stock and interests under the FIS Plan.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, on April 29, 2015.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Registrant)
Date:	April 29, 2015	By:	/s/ GARY A. NORCROSS
Gary A. Norcross
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	April 29, 2015	By:	/s/ GARY A. NORCROSS
Gary A. Norcross
President, Chief Executive Officer and Director

Date:	April 29, 2015	By:	/s/ JAMES W. WOODALL
James W. Woodall
Corporate Executive Vice President and
Chief Financial Officer (Principal Financial Officer)

Date:	April 29, 2015	By:	/s/ PETER J.S. SMITH
Peter J.S. Smith
Corporate Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Date:	April 29, 2015	By:	/s/ FRANK R. MARTIRE
Frank R. Martire
Executive Chairman of the Board
Director

Date:	April 29, 2015	By:	/s/ WILLIAM P. FOLEY, II
William P. Foley, II
Vice Chairman of the Board

Date:	April 29, 2015	By:	/s/ ELLEN R. ALEMANY
Ellen R. Alemany
Director

Date:	April 29, 2015	By:	/s/ THOMAS M. HAGERTY
Thomas M. Hagerty
Director

Date:	April 29, 2015	By:	/s/ KEITH W. HUGHES
Keith W. Hughes
Director

Date:	April 29, 2015	By:	/s/ DAVID K. HUNT
David K. Hunt
Director

Date:	April 29, 2015	By:	/s/ STEPHAN A. JAMES
Stephan A. James
Director

Date:	April 29, 2015	By:	/s/ RICHARD N. MASSEY
Richard N. Massey
Director

Date:	April 29, 2015	By:	/s/ LESLIE M. MUMA
Leslie M. Muma
Director

Date:	April 29, 2015	By:	/s/ JAMES B. STALLINGS, JR.
James B. Stallings, Jr.
Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employment benefit plans) has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, on April 29, 2015.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
401(K) Profit Sharing Plan

By:	/s/ Michael P. Oates
Michael P. Oates
Plan Administrator

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